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                                                                    EXHIBIT 23.2




                         CONSENT OF INDEPENDENT AUDITORS




To Board of Directors and Shareholders
American Architectural Products Corporation


We consent to the incorporation by reference in the Registration Statements (Form S-4/A No. 333-44275 and Form S-8 No. 333-61051 pertaining to the 1996 Stock Option Plan) of our report dated March 19, 2002, which contains an explanatory paragraph with respect to a going concern uncertainty, with respect to the consolidated balance sheets at December 31, 2001 and 2000; the related consolidated statements of operations, stockholders' deficit, and cash flows for the years ended December 31, 2001 and 2000, and the financial statement schedule for the years ended December 31, 2001 and 2000 of American Architectural Products Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2001.






Pittsburgh, Pennsylvania
May 20, 2002                                 /s/ Beard Miller Company LLP